EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



The following are wholly-owned subsidiaries of Modern Controls, Inc.:

Name of Entity                                     Jurisdiction of  Organization
--------------                                     -----------------------------
Microanalytics Instrumentation Corp.               Texas
Lab Connections, Inc.                              Massachusetts
MoCon FSC, Inc.                                    Barbados